U.S. Small Business Administration

NOTE

SBA Loan #	14671978-09
SBA Loan Name	Paycheck Protection Program
Date	05/22/2020
Loan Amount	$100,000.00
Interest Rate	1.00% per annum
Borrower	Omnitek Engineering Corp.
Operating Company	N/A
Lender	Riverview Bank and its operating divisions 159408700

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of One Hundred Thousand Dollars and No Cents, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Collateral" means any property taken as security for payment of this Note or any guarantee of this Note.

"Guarantor" means each person or entity that signs a guarantee of payment of this Note.

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

The loan represented by this Note is being made under the U.S. Small Business Administration's ("SBA") Paycheck Protection Program ("PPP"), and as such is subject to all of the laws, regulations, rules, and standard operating procedures of the SBA relating to the PPP, as well as the SBA's loan authorization. All certifications, warranties, and commitments made by Borrower in its PPP Borrower Application Form are incorporated herein and reaffirmed.

No payments will be due under this Note for a period of six (6) months from the Date of the Note. During the first six (6) months, Borrower agrees to promptly pursue forgiveness of the loan represented by this Note ("PPP Loan") to the maximum extent in accordance with the SBA's rules and standard operating procedures relating to the PPP. Borrower will apply for loan forgiveness by submitting to Lender all relevant records and documents evidencing Borrower's expenditures and eligibility for forgiveness of the Loan. Lender will have up to sixty days to approve or deny the application for forgiveness. If the loan forgiveness application is approved, that portion of the Loan will be forgiven, and SBA will pay Lender the forgiven amount plus interest thereon. Lender may choose, in its discretion, to avail itself of SBA's advance purchase option that allows Lender to submit the expected amount of funds spent after seven weeks from the date of the loan's disbursement, in which case SBA will then purchase the expected forgiveness amount within fifteen days. If Lender chooses to avail itself of any advance purchase option, Borrower will still cooperate and apply for loan forgiveness in the same manner as if the application for forgiveness were initiated by Borrower. Borrower agrees that it is aware that PPP loans may be used to pay for payroll costs, mortgage interest obligations, rent obligations, utilities, and any other interest payment on debt obligations accrued before February 15, 2020. SBA requires 75% of the loan to be used for payroll costs, while the remaining 25% can be used for the other expenses described in the preceding sentence. Funds used for purposes other than those outlined above must be repaid by the borrower. Note that loan forgiveness is not guaranteed whatsoever by Lender, and is subject to SBA's approval and reimbursement to Lender.

At seven (7) months from the Date of the Note, Borrower will begin making monthly payments of principal plus interest on the indebtedness due under this Note that has not been forgiven or otherwise reimbursed to Lender by the SBA, in eighteen (18) equal monthly payments calculated by Lender. All amounts due in connection with this Note, including all principal, interest, and other fees and charges, shall be due and payable at twenty four (24) months from the Date of this Note.

Interest will accrue in the amount of 1.00% per annum on all amounts outstanding under this Note at all times, including during the initial six (6) month deferred payment period. Interest hereunder will be calculated on the basis of the actual number of days per year divided by 365.

Lender will apply each payment made by Borrower first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will then apply any remaining balance to reduce the principal amount. There is no pre-payment penalty associated with this Note.

If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A. Fails to do anything required by this Note and other Loan Documents;

B. Defaults on any other loan with Lender;

C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;

D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

G. Fails to pay any taxes when due;

H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I. Has a receiver or liquidator appointed for any part of their business or property;

J. Makes an assignment for the benefit of creditors;

K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;

L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;

B. Collect all amounts owing from any Borrower or Guarantor;

C. File suit and obtain judgment;

D. Take possession of any Collateral; or

E. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C. Release anyone obligated to pay this Note;

D. Compromise, release, renew, extend or substitute any of the Collateral; and

E. Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.

B. Borrower waives all suretyship defenses.

C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.

D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE-SPECIFIC PROVISIONS:

Electronic Signatures and Counterparts. To facilitate execution of this Note, the parties may execute and exchange counterparts by email, Docusign, or other digital or electronic means, and such electronic versions shall have the same force and effect as an original, and all counterparts shall together constitute one and the same instrument.

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER: Omnitek Engineering Corp.

By: Werner Funk (May 22, 2020 11:46 PDT)

Name: Werner Funk

Title: CEO

werner@omnitekcorp.com